As filed with the Securities and Exchange Commission on February 3, 2017

Registration No. 333-36332

Registration No. 333-111130

Registration No. 333-107227

Registration No. 333-95499

Registration No. 333-42991

Registration No. 333-20359

Registration No. 33-51725

Registration No. 333-56738

Registration No. 33-33365

Registration No. 33-24585

Registration No. 33-9853

Registration No. 333-70413

Registration No. 33-57953

Registration No. 33-60166

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WESTERN DIGITAL CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	33-0956711
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

3355 Michelson Drive, Suite 100

Irvine, California 92612

(Address, Including Zip Code, of Principal Executive Offices)

Western Digital Corporation Broad-Based Stock Incentive Plan

Western Digital Corporation 1993 Employee Stock Purchase Plan

Western Digital Corporation Stock Option Plan for Non-Employee Directors

Western Digital Corporation Employee Stock Option Plan

(Full Title of the Plan)

Michael C. Ray

Executive Vice President, Chief Legal Counsel and Secretary

Western Digital Corporation

3355 Michelson Drive, Suite 100

Irvine, California 92612

(949) 672-7000

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒		Accelerated filer	☐

Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE

Western Digital Corporation, a Delaware corporation (the “Company”), previously filed the following Registration Statements on Form S-8 (each, a “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) to register the number of shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), in each case as set forth below for that Registration Statement, such shares to be issued or obligations to be satisfied, as applicable, pursuant to the Company incentive plan or plans (each, a “Plan”) identified below for that Registration Statement:

•	Form S-8 (SEC File No. 333-36332), filed with the SEC on May 5, 2000, with respect to 20,000,000 shares of Common Stock thereby registered for offer or sale pursuant to the Western Digital Corporation Broad-Based Stock Incentive Plan. (This filing serves as Post-Effective Amendment No. 5 to this Registration Statement.)

•	Form S-8 (SEC File No. 333-111130), filed with the SEC on December 12, 2003, with respect to 3,000,000 shares of Common Stock thereby registered for offer or sale pursuant to the Western Digital Corporation 1993 Employee Stock Purchase Plan. (This filing serves as Post-Effective Amendment No. 2 to this Registration Statement.)

•	Form S-8 (SEC File No. 333-107227), filed with the SEC on July 22, 2003, with respect to 4,000,000 shares of Common Stock thereby registered for offer or sale pursuant to the Western Digital Corporation 1993 Employee Stock Purchase Plan. (This filing serves as Post-Effective Amendment No. 2 to this Registration Statement.)

•	Form S-8 (SEC File No. 333-95499), filed with the SEC on January 27, 2000, with respect to 4,000,000 shares of Common Stock thereby registered for offer or sale pursuant to the Western Digital Corporation 1993 Employee Stock Purchase Plan. (This filing serves as Post-Effective Amendment No. 3 to this Registration Statement.)

•	Form S-8 (SEC File No. 333-42991), filed with the SEC on December 22, 1997, with respect to 2,000,000 shares of Common Stock thereby registered for offer or sale pursuant to the Western Digital Corporation 1993 Employee Stock Purchase Plan. (This filing serves as Post-Effective Amendment No. 3 to this Registration Statement.)

•	Form S-8 (SEC File No. 333-20359), filed with the SEC on January 24, 1997, with respect to 1,500,000 shares of Common Stock thereby registered for offer or sale pursuant to the Western Digital Corporation 1993 Employee Stock Purchase Plan. (This filing serves as Post-Effective Amendment No. 3 to this Registration Statement.)

•	Form S-8 (SEC File No. 33-51725), filed with the SEC on December 28, 1993, with respect to 3,500,000 shares of Common Stock thereby registered for offer or sale pursuant to the Western Digital Corporation 1993 Employee Stock Purchase Plan. (This filing serves as Post-Effective Amendment No. 2 to this Registration Statement.)

•	Form S-8 (SEC File No. 333-56738), filed with the SEC on March 8, 2001, with respect to 1,000,000 shares of Common Stock thereby registered for offer or sale pursuant to the Western Digital Corporation Stock Option Plan for Non-Employee Directors. (This filing serves as Post-Effective Amendment No. 5 to this Registration Statement.)

•	Form S-8 (SEC File No. 33-33365), filed with the SEC on February 6, 1990, with respect to 600,000 shares of Common Stock thereby registered for offer or sale pursuant to the Western Digital Corporation Stock Option Plan for Non-Employee Directors. (This filing serves as Post-Effective Amendment No. 3 to this Registration Statement.)

•	Form S-8 (SEC File No. 33-24585), filed with the SEC on September 28, 1988, with respect to 600,000 shares of Common Stock thereby registered for offer or sale pursuant to the Western Digital Corporation Stock Option Plan for Non-Employee Directors. (This filing serves as Post-Effective Amendment No. 4 to this Registration Statement.)

•	Form S-8 (SEC File No. 33-9853), filed with the SEC on October 30, 1986, with respect to 400,000 shares of Common Stock thereby registered for offer or sale pursuant to the Western Digital Corporation Stock Option Plan for Non-Employee Directors. (This filing serves as Post-Effective Amendment No. 8 to this Registration Statement.)

•	Form S-8 (SEC File No. 333-70413), filed with the SEC on January 11, 1999, with respect to 10,000,000 shares of Common Stock thereby registered for offer or sale pursuant to the Western Digital Corporation Employee Stock Option Plan. (This filing serves as Post-Effective Amendment No. 5 to this Registration Statement.)

•	Form S-8 (SEC File No. 333-20359), filed with the SEC on January 24, 1997, with respect to 8,000,000 shares of Common Stock thereby registered for offer or sale pursuant to the Western Digital Corporation Employee Stock Option Plan. (This filing serves as Post-Effective Amendment No. 3 to this Registration Statement.)

•	Form S-8 (SEC File No. 33-57953), filed with the SEC on March 6, 1995, with respect to 4,500,000 shares of Common Stock thereby registered for offer or sale pursuant to the Western Digital Corporation Employee Stock Option Plan. (This filing serves as Post-Effective Amendment No. 3 to this Registration Statement.)

•	Form S-8 (SEC File No. 33-60166), filed with the SEC on March 29, 1993, with respect to 5,600,000 shares of Common Stock thereby registered for offer or sale pursuant to the Western Digital Corporation Employee Stock Option Plan. (This filing serves as Post-Effective Amendment No. 3 to this Registration Statement.)

•	Form S-8 (SEC File No. 33-24585), filed with the SEC on September 28, 1988, with respect to 6,660,000 shares of Common Stock thereby registered for offer or sale pursuant to the Western Digital Corporation Employee Stock Option Plan. (This filing serves as Post-Effective Amendment No. 4 to this Registration Statement.)

•	Form S-8 (SEC File No. 33-9853), filed with the SEC on January 15, 1987, with respect to 6,434,092 shares of Common Stock thereby registered for offer or sale pursuant to the Western Digital Corporation Employee Stock Option Plan. (This filing serves as Post-Effective Amendment No. 8 to this Registration Statement.) This Registration Statement superseded and replaced Form S-8 registration statements originally filed with the SEC with respect to the Western Digital Corporation Employee Stock Option Plan on February 23, 1982 (SEC File No. 2-76179) and April 29, 1985 (SEC File No. 2-97365).

Note: Share numbers for all Registration Statements filed prior to May 20, 1997 have been adjusted to reflect the Company’s stock dividend of one share for each share outstanding on May 20, 1997.

All awards granted under each of the Plans identified above have been exercised or paid or have expired. Pursuant to this Post-Effective Amendment to Form S-8, the Company hereby removes from registration any and all remaining unissued shares of Common Stock registered for issuance under the foregoing Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on this 3rd day of February, 2017.

WESTERN DIGITAL CORPORATION

By:	/s/ Michael C. Ray
Michael C. Ray
Executive Vice President, Chief Legal Counsel and Secretary

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Stephen D. Milligan and Michael C. Ray, and each of them, acting individually and without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Stephen D. Milligan Stephen D. Milligan	Chief Executive Officer and Director (Principal Executive Officer)	February 3, 2017

/s/ Mark P. Long Mark P. Long	President WD Capital, Chief Strategy Officer and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	February 3, 2017

/s/ Matthew E. Massengill Matthew E. Massengill	Chairman of the Board	February 3, 2017

/s/ Martin I. Cole Martin I. Cole	Director	February 3, 2017

/s/ Kathleen A. Cote Kathleen A. Cote	Director	February 3, 2017

/s/ Henry T. DeNero Henry T. DeNero	Director	February 3, 2017

Signature	Title	Date

/s/ Michael D. Lambert Michael D. Lambert	Director	February 3, 2017

/s/ Len J. Lauer Len J. Lauer	Director	February 3, 2017

/s/ Sanjay Mehrotra Sanjay Mehrotra	Director	February 3, 2017

/s/ Paula A. Price Paula A. Price	Director	February 3, 2017